                                                                    EXHIBIT 10.1

                      ROYAL BANCSHARES OF PENNSYLVANIA, INC

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2006



This presentation may contain forward-looking statements concerning earnings, asset quality and other event. Actual results could differ materially due to deteriorating economics condition: increased competition; interest rate movements; market volatility in securities markets; legislative or regulatory developments; technological changes; reputational risks; and other risks and uncertainties discussed in Royal Bancshares' reports filed from time to time with the Securities and Exchange Commission, which are incorporated herein by reference. Royal Bancshares cautions you not to place undue reliance on these statements. Royal Bancshares undertakes no obligation to publicly release or update any of these statements

ROYAL BANCSHARES OF PENNSYLVANIA

ANNUAL SHAREHOLDERS MEETING

MAY 17, 2006

MEETING AGENDA

1. Call to Order                           George McDonough, Corporate Secretary
2. Introductions                               Joseph P. Campbell, President/CEO
3. Shareholder Welcome               Robert R. Tabas, Chairman, Royal Bancshares
4. Formal Meeting Program                  George McDonough, Corporate Secretary
5. Message From The President                  Joseph P. Campbell, President/CEO

REPORTS

1. Year 2005 Financial Performance and Analysis         Jeffrey T. Hanuscin, CFO
2. Stock Performance             James J. McSwiggan, COO/Risk Assessment Officer
3. Leasing Division                   Mike Basile, Managing Partner, RBA Leasing
4. Mezz/Equity                    John M. Decker, CEO, Royal Investments America

QUESTIONS FROM SHAREHOLDERS

CONCLUSION

1. Closing remarks followed by dinner          Joseph P. Campbell, President/CEO

                                                 CALL TO ORDER: GEORGE MCDONOUGH

GOOD EVENING LADIES AND GENTLEMEN.

I WOULD LIKE TO CALL TO ORDER THE ROYAL BANCSHARES OF PENNSYLVANIA ANNUAL SHAREHOLDERS MEETING, THIS THE 17TH DAY OF MAY, 2006.

AT THIS TIME I WOULD LIKE TO INTRODUCE OUR PRESIDENT AND CEO, JOSEPH P.
CAMPBELL.

                                                INTRODUCTION: JOSEPH P. CAMPBELL

AS PRESIDENT AND CEO OF ROYAL BANCSHARES AND ROYAL BANK AMERICA, AND ON BEHALF OF YOUR BOARD OF DIRECTORS, I THANK YOU FOR JOINING US THIS EVENING TO HEAR HOW YOUR COMPANY SUCCEEDED IN THE YEAR 2005.

BEFORE WE OVERVIEW THE CALENDAR YEAR JUST PAST, I WOULD LIKE TO TAKE THIS TIME TO INTRODUCE MY ASSOCIATES TO MY RIGHT, OUR MANAGEMENT TEAM WHO ARE SEATED IN FRONT, AND OUR SECRETARY AND GUESTS SEATED AT THE TABLE TO MY FAR RIGHT.

GEORGE J. MCDONOUGH - CORPORATE SECRETARY

ROBERT R. TABAS- EXECUTIVE VICE PRESIDENT AND CHAIRMAN OF THE BOARD OF ROYAL BANCSHARES

JAMES J. MCSWIGGAN, CHIEF OPERATING OFFICER AND RISK ASSESSMENT MANAGER

JEFFREY HANUSCIN, CHIEF FINANCIAL OFFICER

MIKE BASILE, MANAGING PARTNER, ROYAL BANK AMERICA LEASING

JOHN M. DECKER - CEO ROYAL INVESTMENTS AMERICA

MURRAY STEMPEL, III - CHIEF LENDING OFFICER

JOSEPH ZAKORCHEMNY, SENIOR VICE PRESIDENT

EDWARD SHIN, PRESIDENT, ROYAL ASIAN BANK

KEITH BRINKS, MANAGING PARTNER, ROYAL BANK AMERICA LEASING

RICK DITIZIO, PRESIDENT, ROYAL BANK AMERICA HOME LOANS

BETH CHESNEY, SECRETARY OF OUR MEETING THIS EVENING

KENNETH BROTZ, INSPECTOR OF ELECTIONS WITH REGISTRAR AND TRANSFER COMPANY

JAY WALDMAN - OUTSIDE CORPORATE COUNSEL TO ROYAL BANCSHARES FROM THE LAW FIRM OF SALZMAN HUGHES.

I WOULD ALSO LIKE TO ACKNOWLEDGE AND INTRODUCE YOUR COMPANY'S BOARD OF DIRECTORS. WHEN I CALL YOUR NAME, WILL YOU PLEASE STAND AND REMAIN STANDING UNTIL ALL DIRECTORS ARE ANNOUNCED...

ROBERT R. TABAS

JAMES J. MCSWIGGAN

DR. CARL M. COUSINS

JOHN M. DECKER

JACK R. LOEW

PATRICK J. MCCORMICK

ANTHONY MICALE

MITCHELL MORGAN

ALBERT OMINSKY

GREGORY T. REARDON

MURRAY STEMPEL III

MRS. DANIEL M. TABAS

LINDA TABAS-STEMPEL

LEE E. TABAS

EDWARD B. TEPPER

HOWARD J. WURZAK

AND MYSELF

THANK YOU LADIES AND GENTLEMEN.

ADDITIONALLY, I WOULD LIKE TO INTRODUCE YOUR COMPANY'S DIRECTORS EMERITUS WHO ARE PRESENT THIS EVENING. WOULD THOSE DIRECTORS PLEASE STAND.

ANTHONY ARABONE WHO SERVED FROM 1986-1993

FRANK GROSSMAN WHO SERVED FROM 1987-1996

GENTLEMEN, WE THANK YOU.

WOULD YOU PLEASE ALSO WELCOME TWO SPECIAL GUESTS THIS EVENING:

STEVE MOREHEART FROM BMC, OUR OUTSIDE ACCOUNTING FIRM AND CHRIS HARRIS FROM ACCUME PARTNERS, OUR INDEPENDENT INTERNAL AUDITORS.

WITHOUT THE FOLLOWING PERSONS WHO ARE ABOUT TO INTRODUCE THEMSELVES, NONE OF THE SUCCESSES OF 2005 WOULD HAVE BEEN POSSIBLE.

IT IS WITH THE UTMOST RESPECT AND PLEASURE THAT WE RECOGNIZE YOUR COMPANY'S EMPLOYEES. WILL THE MEMBERS OF THE BANK'S STAFF PRESENT THIS EVENING PLEASE STAND AND REMAIN STANDING WHILE YOU STATE YOUR NAME, TITLE AND AREA OF EXPERTISE.

THANK YOU LADIES AND GENTLEMEN.

AT THIS TIME I AM PLEASED TO WELCOME TO THE PODIUM, ROBERT R. TABAS, CHAIRMAN OF ROYAL BANCSHARES.

                                             CHAIRMAN'S WELCOME: ROBERT R. TABAS

I'D LIKE TO TAKE THIS OPPORTUNITY TO WELCOME YOU, OUR SHAREHOLDERS AND FRIENDS, AND TO THANK YOU FOR YOUR INVESTMENT AND INTEREST IN ROYAL BANCSHARES OF PENNSYLVANIA.

AS CHAIRMAN OF ROYAL BANCSHARES, I AM PROUD OF OUR STAFF AND OUR BOARD OF DIRECTORS FOR THEIR CONTINUED STRONG EFFORTS FOR OUR COMPANY IN 2005. THE CONTINUED GROWTH OF OUR COMPANY, WHICH YOU WILL HEAR MORE ABOUT TONIGHT, AND THE PEOPLE RESPONSIBLE FOR THESE RESULTS ARE GRATIFYING FOR ME, AND MY FAMILY. 2005 MARKED THE 25TH ANNIVERSARY OF MY FATHER'S ACQUISITION OF THE THEN NAMED BANK OF KING OF PRUSSIA. IT SEEMS SUCH A SHORT TIME AGO - IT'S HARD TO BELIEVE BUT WHEN YOU ENJOY WHAT YOU ARE DOING AND IN ADDITION PROVIDE A STRONG RETURN TO YOUR SHAREHOLDERS - TIME PASSES QUICKLY.

FROM JUST A HANDFUL OF BRANCHES AND A LIMITED SCOPE, TO THE FINANCIAL SERVICES ORGANIZATION THAT WE PRESENT TO YOU HERE

TONIGHT, THE PAST 25 YEARS HAVE BEEN A TREMENDOUS JOURNEY, ONE THAT MANY OF YOU HAVE SHARED WITH US FROM THE BEGINNING.

IF YOU LONGTIME SHAREHOLDERS WOULD INDULGE ME AND FOR THE BENEFIT OF OUR NEWER INVESTORS, I'D LIKE TO INTRODUCE TO YOU THE GUIDING LIGHT BEHIND MY FATHER'S SUCCESS WITH ROYAL AND MANY OTHER VENTURES, MY MOTHER AND FELLOW BOARD MEMBER, EVELYN ROME TABAS.

AGAIN, THANK YOU FOR YOUR LOYALTY AS SHAREHOLDERS AND IMPORTANTLY TO MANY OF YOU AS CUSTOMERS AS WELL. PLEASE ENJOY THE REST OF THE PROGAM AND THE DELICIOUS DINNER THIS EVENING HERE AT THE HILTON.

THANK YOU.

                                                INTRODUCTION: JOSEPH P. CAMPBELL

THANK YOU MR. CHAIRMAN.

AT THIS TIME I WILL TURN THE PODIUM OVER TO OUR CORPORATE SECRETARY, GEORGE MCDONOUGH, WHO WILL PRESIDE OVER THE FORMAL PORTION OF THIS EVENING'S SHAREHOLDERS' MEETING.

                                             FORMAL MEETING: GEORGE J. MCDONOUGH

GOOD EVENING AND WELCOME. AS CORPORATE SECRETARY OF ROYAL BANCSHARES OF PENNSYLVANIA, INC. AND AS CHAIRMAN OF THIS MEETING, I HEREBY CALL TO ORDER THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF ROYAL BANCSHARES. BETH CHESNEY HAS BEEN APPOINTED SECRETARY OF THE MEETING AND WILL KEEP THE MINUTES OF THE MEETING.

WILL THOSE PERSONS WHO HAVE NOT TURNED IN THEIR PROXIES AND WISH TO VOTE, PLEASE DO SO AT THIS TIME.

THE INSPECTOR OF ELECTIONS FOR THE BANK HAS EXECUTED AN AFFIDAVIT OF MAILING AND IT HAS BEEN PLACED IN THE CORPORATE MINUTE BOOK AFFIRMING THE MAILING OF THE PROXY MATERIALS ON APRIL 17, 2006, TO THE SHAREHOLDERS OF RECORD AS OF THE RECORD DATE OF APRIL 3, 2006. I NOTE THAT A LEGAL QUORUM IS PRESENT. THE MEETING IS NOW, THEREFORE, LAWFULLY CONVENED AND READY TO TRANSACT BUSINESS.

THE MINUTES OF THE 2005 ANNUAL MEETING ARE AVAILABLE FOR INSPECTION AT THE DESK OF THE INSPECTOR OF ELECTIONS AND MAY BE EXAMINED BY ANY SHAREHOLDER FOLLOWING THE MEETING.

THE BOARD OF DIRECTORS HAS APPOINTED KENNETH BROTZ OF REGISTRAR AND TRANSFER COMPANY TO SERVE AS THE INSPECTOR OF ELECTION. HE HAS

FILED HIS OATH WITH THE SECRETARY OF THE MEETING AND I HEREBY DIRECT THAT IT BE MADE A PART OF THE MINUTES OF THE MEETING.

THE FIRST ITEM OF BUSINESS IS THE ELECTION OF DIRECTORS. IN ACCORDANCE WITH THE BYLAWS, SIX (6) PERSONS ARE TO BE ELECTED AS CLASS I MEMBERS OF THE BOARD OF DIRECTORS FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. THE NOMINEES TO BE ELECTED ARE:

PLEASE STAND AS YOUR NAME IS CALLED.

          JOSEPH P. CAMPBELL
          JAMES J. MCSWIGGAN
          LINDA TABAS STEMPEL
          MURRAY STEMPEL, III
          HOWARD WURZAK
          PATRICK J. MCCORMICK

THE SECOND ITEM OF BUSINESS IS AN AMENDMENT TO THE ARTICLES OF INCORPORATION. SHAREHOLDERS HAVE BEEN ASKED TO CONSIDER AND ACT UPON A PROPOSAL TO AMEND THE CORPORATIONS ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK BY 1 MILLION SHARES, INCREASING THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK TO 3 MILLION, AS DESCRIBED IN THE PROXY.

THE THIRD ITEM OF BUSINESS IS AN AMENDMENT TO THE STOCK OPTION AND APPRECIATION RIGHT PLAN. SHAREHOLDERS HAVE BEEN ASKED TO AMEND THE PLAN IN ORDER TO, 1. RESERVE AN ADDITIONAL 150,000 SHARES OF THE CORPORATION'S COMMON STOCK FOR ISSUANCE UNDER THE PLAN, 2. PROVIDE THAT THE MAXIMUM NUMBER OF SHARES OF STOCK THAT MAY BE ISSUED UNDER THE PLAN NOT TO EXCEED 19% OF THE CORPORATION'S SHARES OUTSTANDING, AND 3. EXTEND THE PLAN'S TERMINATION DATE TO APRIL 18, 2007.

ROBERT TABAS AND I HAVE CAST OUR BALLOTS AS PROXYHOLDERS. AT THIS POINT, ALL SHAREHOLDERS WHO WISH TO DO SO HAVE EITHER VOTED IN PERSON OR BY PROXY. I THEREFORE DECLARE THAT THE POLLS ARE CLOSED.

I WOULD LIKE TO CALL UPON KENNETH BROTZ THE INSPECTOR OF ELECTION TO GIVE HIS REPORT ON THE VOTING FOR DIRECTORS, AMENDING THE ARTICLES OF INCORPORATION AND AMENDING THE STOCK OPTION PLAN.

================================================================================
KENNETH BROTZ TO GIVE REPORT

                                                                   KENNETH BROTZ
================================================================================

I DIRECT THAT THE REPORT OF THE INSPECTOR OF ELECTION BE MADE A PART OF THE MINUTES OF THIS MEETING.

ARE THERE ANY ITEMS OF NEW BUSINESS?

IF THERE ARE NO ITEMS OF NEW BUSINESS, I WOULD ENTERTAIN A MOTION TO ADJOURN THIS MEETING.

ALL IN FAVOR SIGNIFY BY SAYING "AYE".

ALL OPPOSED...."NAY".

I NOW RETURN THE MEETING TO JOSEPH P. CAMPBELL.

                                  MESSAGE FROM THE PRESIDENT: JOSEPH P. CAMPBELL

THE YEAR 2005 CONTINUED YOUR BANK'S SUCCESS IN ACHIEVING INCREASED EARNINGS. THE YEAR MARKED THE BANK'S 8TH CONSECUTIVE YEAR OF RECORD EARNINGS.

THE BALANCE SHEET REFLECTED SEVERAL MILESTONES REACHED LAST YEAR BY YOUR
COMPANY.

TOTAL ASSETS REACHED AN ALL-TIME HIGH OF $1.3 BILLION AND CONSOLIDATED AFTER-TAX EARNINGS CROSSED THE $32 MILLION DOLLAR PLATEAU.

MENTION SHOULD BE MADE OF THE TREMENDOUS EFFORTS BY JOHN DECKER AND HIS ROYAL INVESTMENTS AMERICA DIVISION, FOR THEIR CONSIDERABLE CONTRIBUTION TO OUR 2005 EARNINGS.

FROM A SHAREHOLDER'S PERSPECTIVE, YOU HAVE NO DOUBT NOTED OUR DECISION IN OCTOBER TO RAISE THE QUARTERLY CASH DIVIDEND BY 10%.

GENERALLY, YOUR BANK PAYS OUT 2/3 OF ITS INCOME TO YOU, OUR SHAREHOLDERS, WHICH

IS TWICE THE INDUSTRY AVERAGE.

I WOULD ALSO LIKE TO POINT OUT THAT OUR PAYMENT OF QUARTERLY CASH DIVIDENDS HAS CONTINUED FOR 44 CONSECUTIVE QUARTERS, THROUGH THE 1ST QUARTER OF THIS YEAR.

MANY OF YOU APPRECIATE OUR POLICY OF ISSUING STOCK DIVIDENDS IN ADDITION TO CASH DIVIDENDS. THE 2% STOCK DIVIDEND IN 2005 CONTINUED ANOTHER MILESTONE, WE HAVE ISSUED A STOCK DIVIDEND EVERY YEAR SINCE 1980, WHEN CURRENT MANAGEMENT ACQUIRED THE BANK.

ONE OF THE KEYS TO FUTURE SUCCESS IS CLEAR: CALCULATED GROWTH. TO THAT END WE CONTINUE TO AGGRESSIVELY SEEK OUT ACQUISITION OPPORTUNITIES WHILE SIMULTANEOUSLY EXPANDING OUR BRANCH NETWORK.

THIS YEAR WE HAVE ALREADY OPENED ONE BRANCH AND WE HAVE PLANS TO OPEN ANOTHER BEFORE THE END OF THE YEAR. COINCIDENTALLY, THE BRANCH WE OPENED IN MARCH OF THIS YEAR IN FORT LEE, NEW JERSEY HAS ALREADY REACHED $6 MILLION IN DEPOSITS.

THROUGHOUT THIS EVENING OUR PRESENTERS WILL OFFER MORE DETAILS ON OUR VERY SUCCESSFUL 2005, INCLUDING THE QUICK START OF OUR MEZZANINE & EQUITY DIVISION, THE LAUNCH OF OUR LEASING DIVISION AND OUR OVERALL STOCK PERFORMANCE.

YOUR BANK'S MANAGEMENT TEAM REMAINS COMMITTED TO CONTINUING THIS SUCCESS AND ENHANCING SHAREHOLDER VALUE.

AS A BANK, ROYAL HAS UNDERGONE SIGNIFICANT CHANGES OVER THE PAST FEW YEARS, TO REMAIN PROFITABLE AND VITAL IN THE MARKETPLACE AND TO CONTINUE THE PACE OF GROWTH. FROM NEW PRODUCTS TO NEW DIVISIONS AND LOCATIONS, THE TRANSFORMATION OF THE ROYAL BRAND HAS ALLOWED US TO REMAIN AT THE FOREFRONT OF THE REGIONAL BANKING MARKET.

EVERY DAY WE SET OUT TO EXCEED THE GOALS THAT HAVE BEEN COLLECTIVELY SET BY MANAGEMENT AND THE BOARD, WITH A STRONG EYE ON HOW OUR ACTIONS DIRECTLY BENEFIT OUR SHAREHOLDERS. IN CLOSING, I WISH TO THANK YOU, OUR SHAREHOLDERS AND I ASK THAT YOU PLEASE CONTINUE TO PROMOTE AND ENHANCE YOUR INVESTMENT BY USING OUR SERVICES AND RECOMMENDING THE BANK AND OUR STOCK TO YOUR FRIENDS AND NEIGHBORS.

AT THIS TIME I WOULD LIKE TO INTRODUCE JEFFREY T. HANUSCIN, OUR CFO, FOR HIS PRESENTATION ON FINANCIAL PEFORMANCE.

                                            FINANCIAL PERFORMANCE: JEFF HANUSCIN

GOOD EVENING, IN 2005 NET INCOME REACHED A RECORD HIGH FOR THE EIGHTH CONSECUTIVE YEAR, EXCEEDING THE 32 MILLION DOLLAR MARK, WHICH WAS A 60% INCREASE OVER THE 20 MILLION DOLLARS EARNED IN 2004.

IT SHOULD BE NOTED THAT ROYAL BANCSHARES HAS ACHIEVED AN AVERAGE ANNUAL INCREASE IN NET INCOME OF 21% OVER THE PAST FOUR YEARS, AND WE CONTINUE TO SEARCH FOR NEW REVENUE STREAMS AND MONITOR EXPENSES TO MAINTAIN OUR HIGH EARNINGS LEVEL.

YOUR COMPANY'S INCOME IS DERIVED FROM TWO SOURCES, NET INTEREST INCOME AND NON-INTEREST INCOME. NET INTEREST INCOME IS INTEREST EARNED FROM LOANS AND INVESTMENTS OFFSET BY THE INTEREST PAID ON DEPOSITS AND BORROWINGS.

FOR 2005, NET INTEREST INCOME ENDED THE YEAR AT 44.7 MILLION DOLLARS, AN INCREASE OF 4.4 MILLION DOLLARS FROM 2004, PRIMARILY DUE TO AN INCREASE IN THE AVERAGE BALANCES OF LOANS AND INVESTMENTS DURING 2005 OVER 2004.

AS FOR NON-INTEREST INCOME, DURING 2005 THE COMPANY EXPERIENCED A ONE TIME GAIN FROM THE SALE OF TWO EQUITY INVESTMENTS WHICH RESULTED IN PRE-TAX INCOME OF 16.7 MILLION DOLLARS.

NON-INTEREST EXPENSE CONTINUES TO BE MONITORED BY MANAGEMENT. FOR 2005, NON-INTEREST EXPENSES DECREASED 648 THOUSAND DOLLARS TO 24.8 MILLION DOLLARS, FROM 25.4 MILLION DOLLARS IN 2004.

DURING 2005 OUR COMPANY RECORDED AN APPROXIMATE 1.7 MILLION DOLLAR REDUCTION OF INCOME TAX EXPENSES. THIS WAS A ONE-TIME EVENT RELATING TO A VALUATION ALLOWANCE DERIVED FROM NET OPERATING LOSS CARRYOVERS OBTAINED FROM THE KNOBLAUCH STATE BANK ACQUISITION.

AS WE REVIEW OUR BALANCE SHEET, ROYAL BANCSHARES SURPASSED 1.3 BILLION DOLLARS IN ASSETS AS OF DECEMBER 31, 2005.

THIS IS AN INCREASE OF 96 MILLION DOLLARS OR 8% PERCENT OVER 2004.

LOANS ENDED THE YEAR AT 550 MILLION DOLLARS VERUS 467 MILLION DOLLARS OR AN 18% INCREASE OVER 2004.

DEPOSITS ENDED THE YEAR AT 697 MILLION DOLLARS VERSUS 742 MILLION DOLLARS FOR 2004, A DECREASE OF 45 MILLION DOLLARS. THIS DECREASE IS PRIMARILY DUE TO MANAGEMENT'S DECISION TO SUPPLEMENT DEPOSITS BY UTILIZING ADVANCES FROM THE FEDERAL HOME LOAN BANK OF PITTSBURGH.

NOW LETS TAKE A LOOK AT ROYAL BANCSHARES OF PENNSYLVANIA'S LARGEST SUBSIDIARY ROYAL BANK AMERICA AND HOW IT COMPARES WITH ITS PEERS.

FIRST, I WOULD LIKE TO TAKE THIS MOMENT TO THANK SWS ASSOCIATES FOR THE DATA USED IN THE COMPARATIVE INDUSTRY ANALYSIS PRESENTED TONIGHT.

IN 2005 RETURN ON ASSETS WAS 2.60% VERSUS OUR PEER GROUP RETURN ON ASSETS OF 1.28%, THIS SHOWS ROYAL BANK IS 103% HIGHER THAN ITS PEERS. RETURN ON EQUITY FOR ROYAL BANK AMERICA CLOSED 2005 AT 27.2%, WHICH IS 99% HIGHER THAN OUR PEERS RETURN ON EQUITY OF 13.69%.

SINCE THE ADOPTION OF SARBANES OXLEY, EACH YEAR, JOE CAMPBELL AND I AFFIX OUR NAMES ON THE 10-K AS A PROMISE TO YOU THAT WE TAKE AS MUCH PRIDE IN DELIVERING POSITIVE RESULTS AS WE DO IN THE QUALITY OF OUR OPERATION AND THE SOUNDNESS OF OUR CORPORATE GOVERNANCE.

THANK YOU FOR YOUR ATTENDANCE AND HAVE A GOOD NIGHT.

                                                   PRESIDENT: JOSEPH P. CAMPBELL

THANK YOU, JEFF. OUR CHIEF OPERATING OFFICER AND RISK ASSESSMENT MANAGER JIM MCSWIGGAN WILL NOW OFFER ANALYSIS ON OUR STOCK PERFORMANCE.

                                      REPORT ON STOCK PERFORMANCE: JIM MCSWIGGAN

WELCOME. AS YOU KNOW, THE BANK EARNS INTEREST ON THE LOANS AND INVESTMENTS IT HAS. WE PAY INTEREST TO DEPOSITORS ON THE MONEY THEY HAVE IN BANK ACCOUNTS WITH US. THE DIFFERENCE BETWEEN THE INTEREST WE EARN FROM LOANS AND INVESTMENTS AND WHAT WE PAY OUT TO DEPOSITORS IS KNOW AS OUR NET INTEREST MARGIN.

ACCORDING TO NFSN.COM, SINCE JUNE 2004, THE FED HAS RAISED INTEREST RATES 16 TIMES. AS A RESULT, THE PRIME RATE HAS RISEN FROM 4% TO 8% AS OF MAY 15TH. THIS HAS CAUSED BANKS TO FACE THE CHALLENGE OF RISING COST OF FUNDS. THIS RISE IN COST OF FUNDS HAS LED INVESTORS TO PREDICT THAT NET INTEREST MARGINS IN THE BANKING INDUSTRY WILL SHRINK AND HAVE AN ADVERSE IMPACT ON PROFITS, PARTICULARLY FOR BANKS THAT ARE LIABILITY SENSITIVE OR ORIGINATE A LARGE AMOUNT OF FIXED RATE LOANS.

THEREFORE MANY BANK STOCKS SUFFERED DURING 2005 AND 2006.

ROYAL STOCK CLOSED 2005 AT $23.16, DOWN FROM THE $26.49 CLOSE AT DECEMBER 2004.

OVERALL, 2005 WAS NOT A GREAT YEAR FOR THE STOCK MARKET WITH THE MAJOR INDICES POSTING MINIMAL PERFORMANCE.

ACCORDING TO THE WALL STREET BROKERAGE FIRM LEHMAN BROTHERS, DURING 2005 THE DOW JONES INDUSTRIAL AVERAGE LOST .61%, NASDAQ GAINED JUST 1.37% AND THE S&P 500 INDEX ROSE 3%.

AS A LONG TERM INVESTMENT, ROYAL STOCK CONTINUES TO PERFORM WELL. SNL FINANCIAL REPORTS THAT IF YOU INVESTED $100 ON DECEMBER 31, 2000 IN THE COMPANIES COMPRISING THE NASDAQ - TOTAL US INDEX, BY DECEMBER 31, 2005 THAT $100 WOULD BE WORTH $91.54, AN AVERAGE ANNUAL LOSS OF 1.69%. A $100 DOLLAR INVESTMENT IN THE BANKS COMPRISING AN SNL BANK PEER GROUP WOULD BE WORTH $230.12 FIVE YEARS LATER FOR AN AVERAGE ANNUAL YIELD OF ABOUT 26%. THE SAME INVESTMENT IN ROYAL STOCK WOULD BE WORTH $249.66. THAT EQUATES TO AN AVERAGE ANNUAL YIELD OF APPROXIMATELY 30%. CLEARLY ROYAL STOCK HAS BEEN AN EXCELLENT LONG TERM INVESTMENT.

ACCORDING TO RBC CAPITAL MARKETS GROUP, OUR 2005 CASH DIVIDEND YIELD WAS 4.70%. THIS PUTS US IN THE TOP FIVE IN THE COUNTRY, AMONG THE TOP 250 BANK HOLDING COMPANIES BY MARKET CAPITALIZATION.

OUR DIVIDEND PAYOUT RATIO FELL TO 40.4% DURING 2005, BUT ONLY BECAUSE OF SIGNIFICANT EXTRAORDINARY EARNINGS FROM OUR EQUITY DIVISION. IF YOU BASE OUR PAYOUT RATIO ON EARNINGS EXCLUSIVE OF THE

NEW JERSEY EQUITY GAIN, OUR 2005 PAYOUT RATIO WOULD BE 60.9%, THE 8TH BEST IN THE RBC PEER GROUP.

MANY ECONOMISTS PREDICT THAT, PROVIDED INFLATION REMAINS UNDER CONTROL, THE FED WILL RAISE RATES ONE OR TWO MORE TIMES DURING 2006 AND THEN STOP. ACCORDING TO A REPORT ISSUED BY LEHMAN BROTHERS, THE BANKS LEHMAN BROTHERS COVERS OUTPERFORMED THE S&P 500 INDEX FOLLOWING THE COMPLETION OF THE LAST FOUR SIGNIFICANT RATE TIGHTENING PERIODS. ON AVERAGE THE LEHMAN GROUP ROSE 18% DURING THE 6 MONTH PERIOD FOLLOWING THE COMPLETION OF RATE TIGHTENING. HOPEFULLY, THIS INDICATES THAT BANK STOCKS WILL ONCE AGAIN BE ATTRACTIVE TO INVESTORS AS WE NEAR THE END OF THE CURRENT RATE TIGHTENING PERIOD.

YOUR MANAGEMENT HAS DEDICATED ITSELF TO THE CONTINUED PROFITABILITY OF YOUR BANK. PROFITS FOR THE FIRST QUARTER 2006 ARE WELL AHEAD OF THE FIRST QUARTER 2005. CONTINUED PROFITABILTY ALONG WITH OUR HIGH CASH DIVIDEND YIELD AND PAYOUT RATIO SHOULD SUPPORT OUR STOCK PRICE AND HOPEFULLY CAUSE THE VALUE OF OUR STOCK TO BE RECOGNIZED BY THE MARKET. THANK YOU.

                                                   PRESIDENT: JOSEPH P. CAMPBELL

THANK YOU, JIM. IN AUGUST OF LAST YEAR WE PARTNERED WITH TWO OF THE REGION'S PREMIER SMALL BUSINESS LEASING COMPANIES TO FORM ROYAL BANK AMERICA LEASING. KEITH BRINKS, ALONG WITH MIKE BASILE WHO YOU WILL HEAR FROM IN A FEW SECONDS HAVE BROUGHT TO ROYAL AN EXCITING NEW PRODUCT LINE, AS WELL AS A COMBINED 40+ YEARS OF EXPERIENCE IN THE LEASING BUSINESS. TO EXPLAIN A LITTLE BIT MORE ABOUT OUR NEWEST DIVISION, HERE IS MIKE BASILE, MANAGING PARTNER, ROYAL BANK AMERICA LEASING.

                                                   LEASING DIVISION: MIKE BASILE

IN AUGUST 2005, ROYAL BANK AMERICA LEASING WAS LAUNCHED AS THE RESULT OF A JOINT VENTURE BETWEEN ROYAL, MYSELF AND MY CO-MANAGING PARTNER, KEITH BRINKS. THE NEWLY FORMED RBA LEASING IS HEADQUARTERED IN BLUE BELL, PA AND CURRENTLY HAS A STAFF OF 5 PEOPLE.

TODAY, BUSINESSES THROUGHOUT THE UNITED STATES LEASE OVER $200 BILLION OF EQUIPMENT EACH YEAR. IN FACT, NEARLY 80% OF ALL BUSINESSES HAVE AT LEAST ONE EQUIPMENT LEASE RIGHT NOW.

THESE NUMBERS ADD UP TO SOME REALLY ATTRACTIVE OPPORTUNITIES FOR ROYAL. FROM LEVERAGING EXISTING RELATIONSHIPS TO BECOMING A FULL-SERVICE SOLUTION FOR UNTAPPED SMALL TO MEDIUM SIZED BUSINESSES, RBA LEASING WILL OPEN AS MANY DOORS FOR ROYAL BANK AMERICA AS DOORS ARE OPENED FOR US.

A LITTLE BIT ABOUT LEASING FOR THOSE THAT MIGHT NOT BE FAMILIAR WITH THIS TYPE OF SOLUTION:

WHAT CAN BE LEASED?

NEARLY ALL EQUIPMENT USED BY A BUSINESS CAN BE LEASED. INCLUDING COMPUTERS, FURNITURE, LAB AND MANUFACTURING EQUIMENTS, PHONE SYSTEMS, SOFTWARE AND TESTING EQUIPMENT.

WHAT ADVANATAGES DOES LEASING OFFER?

     o    LEASING CONSERVES WORKING CAPITAL

     o    IS A HEDGE AGAINST EQUIPMENT OBSOLESENCE

     o    AND CAN BE MORE FLEXIBLE THAN A BANK LOAN

OPERATING LEASE PAYMENTS CAN EVEN REDUCE TAXABLE INCOME, A UNIQUE BENEFIT TO BUSINESSES.

----------
LEASING PUTS BIG COMPANY RESOURCES WITHIN REACH OF TODAYS SMALL TO MEDIUM SIZED BUSINESSES, ALLOWING THEM TO ACQUIRE THE LATEST TECHNOLOGIES WITHOUT THE LONG TERM RISK OF EQUIPMENT OBSOLESENCE.

JUST LIKE ROYAL BANK, WE ARE PARTNERING WITH OUR CLIENTS TO HELP THEM GROW. AND ALONG WITH THEM, WE LOOK TO GROW OUR BUSINESS TO BECOME A VITAL PART OF THE ROYAL FAMILY.

                                                   PRESIDENT: JOSEPH P. CAMPBELL

THANK YOU, MIKE. WITH 80% OF BUSINESSES HAVING SOME SORT OF LEASE, I'D HASTEN TO SAY THERE ISN'T A BUSINESSPERSON IN THIS ROOM HERE TONIGHT WHO COULDN'T BENEFIT FROM THIS NEW SERVICE. WE HOPE YOU WILL GIVE ROYAL A SHOT AT YOUR BUSINESS.

AS I MENTIONED EARLIER TONIGHT, OUR MEZZANINE AND EQUITY LENDING DIVISION GOT OFF TO A VERY QUICK START IN 2005. TO DISCUSS MORE ABOUT THIS IS THE CEO OF OUR ROYAL INVESTMENTS AMERICA DIVISION, JOHN DECKER.

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                                                     MEZZ/EQUITY: JOHN M. DECKER

MARK TWAIN SAID IT BEST, "BUY LAND, THEY'VE STOPPED MAKING IT."

LAST YEAR I INTRODUCED YOU TO OUR NEW MEZZANINE & EQUITY DIVISION. AT THAT TIME I SAID WE WERE OFF TO A QUICK START AND I'M PLEASED TO TELL YOU WE CAME THROUGH AS PROMISED.

IN ONE TRANSACTION, WE PUT $16.7 MILLION PRE-TAX TO THE BOTTOM LINE WITH THE SALE OF TWO NEW JERSEY APARTMENT PROPERTIES IN WHICH WE HAD AN EQUITY INVESTMENT.

ARE THERE OTHER DEALS OUT THERE LIKE THIS? ABSOLUTELY! ARE WE POSITIONED TO TAKE ADVANTAGE OF THEM? NOW BETTER THAN EVER BEFORE.

FOR ME PERSONALLY, AS OF THE FIRST OF THE YEAR, I AM DEVOTING FULL TIME TO DELIVERING MEZZANINE AND EQUITY SOLUTIONS AND ALONG WITH MY STAFF, WE ENDEAVOR TO DELIVER STRONG RESULTS AGAIN THIS YEAR. THE WORD ON THE STREET IS THAT ROYAL IS THE PLACE TO GO FOR MEZZ AND EQUITY - WHY? BECAUSE WE EXECUTE.

LET ME REVIEW AGAIN HOW IT WORKS; LET'S TAKE A LOOK AT ANOTHER REAL- LIFE EXAMPLE, THIS TIME FOR A MEZZANINE DEAL.

OUR CLIENT CAME TO US WITH AN OPPORTUNITY TO PURCHASE A SHOPPING CENTER IN DELAWARE THAT NEEDED TO BE REPOSITIONED. WE PUT UP THE EQUITY DOLLARS, TOOK A SECOND MORTGAGE, PERSONAL GUARANTY AND MADE A $1.3 MILLION EXIT FEE WHEN HE SOLD THE CENTER 18 MONTHS LATER. THAT WAS ON A $700,000 LOAN THAT HAD ALREADY BEEN REPAID IN FULL. THE CLIENT, A HIGHLY EXPERIENCED, HIGH NET WORTH BORROWER UNDERSTOOD THAT TIMING WAS KEY AND CAME TO ROYAL BECAUSE OF OUR REPUTATION FOR FAST, LOCAL DECISIONS. HE SAW THE VALUE IN OUR PART OF THE DEAL AND WAS WILLING TO COMPENSATE US FOR MAKING THE DEAL HAPPEN AND HAPPEN ON TIME. THE WORD OF MOUTH FROM THIS DEAL SHOULD BEAR AS MUCH FRUIT AS THE BUMP TO THE BOTTOM LINE WE RECEIVED FROM THE EXIT FEE.

TWAIN'S WORDS WILL CONTINUE TO ECHO IN OUR MINDS AS DEVELOPERS SEE DIMINISHING OPPORTUNITIES FOR PRIME REAL ESTATE. AS LONG AS WE KEEP OUR EDGE, DELIVERING FAIR, FAST SOLUTIONS, WE'LL CONTINUE TO BE THE LENDER OF CHOICE FOR MEZZANINE AND EQUITY PROJECTS THROUGHOUT THE REGION.

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                                             CLOSING REMARKS: JOSEPH P. CAMPBELL

THANK YOU, JOHN. AND THANK YOU AGAIN TO JEFF, JIM AND MIKE FOR YOUR PRESENTATIONS. I HOPE EVERYONE HERE TONIGHT WAS AFFORDED A DEEPER INSIGHT INTO HOW YOUR COMPANY IS RUN AND THE PROSPECTS THAT APPEAR ON THE HORIZON.

THERE IS A REAL OPPORTUNITY FOR YOU TO HELP US MEET OUR GOALS BY REFERRING POTENTIAL LOAN CUSTOMERS TO OUR TEAM, DEPOSIT CUSTOMERS TO OUR BRANCHES AND LEASING PROSPECTS TO OUR LEASING DIVISION. WE OFFER THE FASTEST TURN-AROUND IN THE BUSINESS AS WELL AS SOME OF THE MOST CREATIVE FINANCING SOLUTIONS AVAILABLE, LIKE THE MEZZ AND EQUITY SOLUTIONS JOHN SPOKE ABOUT.

IN A FEW MINUTES WE WILL MOVE TO THE BALLROOM FOR OUR SHARHEOLDERS DINNER. AHEAD OF THAT THOUGH, WE WILL ENTERTAIN ANY QUESTIONS FROM THE AUDIENCE.

IF YOU WOULD PLEASE WAIT UNTIL I RECOGNIZE YOU SO WE CAN HAVE A MICROPHONE BROUGHT TO YOUR LOCATION THEN EVERYONE IN THE ROOM CAN HEAR YOUR NAME AND YOUR QUESTION.

THANK YOU VERY MUCH FOR YOUR QUESTIONS. OUR CONTINUING GOAL AT THESE MEETINGS IS TO EDUCATE YOU ON YOUR BANK AND I HOPE WE HAVE ACCOMPLISHED THIS GOAL TONIGHT. NOW, IF YOU WOULD ALL PLEASE JOIN US FOR DINNER IN THE BALLROOM.